Exhibit 99.1

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707 janice.mcdill@grubb-ellis.com
Grubb & Ellis Company to Hold 2008 Second Quarter
Earnings Conference Call on Aug 5
Live Call at 11 a.m. Eastern Time
SANTA ANA, Calif. (July 24, 2008) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today announced that it will host a live webcast of its 2008 second quarter earnings conference call on Tuesday, Aug 5, at 11 a.m. Eastern Time. The Company will issue an earnings news release before the market opens that morning.
     Gary Hunt, Interim Chief Executive Officer, and Richard W. Pehlke, Executive Vice President and Chief Financial Officer, will recap the second quarter results and first-half 2008 accomplishments. The conference call will be webcast on the investor relations section of Grubb & Ellis’ Web site at www.grubb-ellis.com or may be accessed by dialing 1.800.591.6945 for domestic callers and 1.617.614.4911 for international callers. The conference call ID number is 80067069.
     An audio replay will be available beginning at 1 p.m. ET on Tuesday, Aug 5, until 7 p.m. ET on Tuesday, Aug 12 and can be accessed by dialing 1.888.286.8010 for domestic callers and 1.617.801.6888 for international callers and entering conference call ID 26954360. In addition, the conference call audio will be archived on the Company’s Web site following the call.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of March 31, 2008, more than $3.4 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 218 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
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Grubb & Ellis Company
1551 N. Tustin Avenue, Suite 300, Santa Ana, CA 92705 • 714.667.8252